VIP Trust
N-SAR Attachment for Item-73.
DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEM 73.
FOR PERIOD ENDING: 12/31/2012
Registrant CIK :  00011160168
FILE NUMBER : 811- 10509

73 Distributions per share for which record date passed during the period:
NOTE: Show in fractions of a cent if so declared.

       AXA PREMIER VIP TRUST Dividends and Distributions

     For Year Ended December 31, 2012

Fund      Class  Income   Capital Gains
Multimanager Large Cap Core Equity  A  0.0631   0.0000
      B  0.0631   0.0000
      K  0.0905   0.0000

Multimanager Large Cap Value   A  0.1257   0.0000
      B  0.1257   0.0000
      K  0.1528   0.0000

Multimanager Mid Cap Growth   A  0.0000   0.0000
      B  0.0000   0.0000
      K  0.0000   0.0000

Multimanager Mid Cap Value   A  0.0364   0.0000
      B  0.0357   0.0000
      K  0.0617   0.0000

Multimanager International Equity  A  0.1415   0.0000
      B  0.1412   0.0000
      K  0.1678   0.0000

Multimanager Technology    A  0.0000   0.0000
      B  0.0000   0.0000
      K  0.0000   0.0000
Multimanager Core Bond    A  0.2194   0.4973
      B  0.2198   0.4973
      K  0.2459   0.4973

Multimanager Multi-Sector Bond   A  0.0948   0.0000
      B  0.0943   0.0000
      K  0.1053   0.0000

Multimanager Aggressive Equity   A  0.0695   0.0000
      B  0.0683   0.0000
      K  0.1439   0.0000

AXA Moderate Allocation    A  0.1054   0.1560
      B  0.1048   0.1560
      K  0.1398   0.1560

AXA Aggressive Allocation   A  0.0846   0.1320
      B  0.0846   0.1320
      K  0.1102   0.1320

AXA Conservative Allocation   A  0.0813   0.1340
      B  0.0813   0.1340
      K  0.1058   0.0799

AXA Conservative-Plus Allocation  A  0.0788   0.1333
      B  0.0788   0.1333
      K  0.1035   0.1333

AXA Moderate-Plus Allocation   A  0.0819   0.1601
      B  0.0819   0.1601
      K  0.1083   0.1601

Target 2015 Allocation    B  0.1235   0.1781
      K  0.1472   0.1781

Target 2025 Allocation    B  0.1254   0.1147
      K  0.1492   0.1147

Target 2035 Allocation    A  0.1269   0.1428
      B  0.1270   0.1428
      K  0.1506   0.1428

Target 2045 Allocation    A  0.1257   0.1358
      B  0.1257   0.1358
      K  0.1484   0.1358

Multimanager Small Cap Growth   A  0.0000   0.0000
      B  0.0000   0.0000
      K  0.0000   0.0000

Multimanager Small Cap Value   A  0.0648   0.0000
      B  0.0649   0.0000
      K  0.0935   0.0000